NOTICE OF RESTRICTED STOCK UNIT AWARD
IZEA WORLDWIDE, INC.
2011 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective December 18, 2020)

This Restricted Stock Unit Award (the “Award”) is an agreement made between IZEA Worldwide, Inc., a Nevada corporation, (the “Company”) and you (the “Participant”) under the provisions of the Company’s 2011 Equity Incentive Plan (as amended and restated) (the “Plan”), to grant an Award for the number of RSUs set forth below, subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Unit Award and in the Plan (collectively, the “Agreement”). The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).
Grant Details:

Participant:
Grant Number:
Date of Grant:
Total Number of Shares:
FMV on Grant Date (USD):

Subject to the provisions contained in Paragraphs 4, 5 and 6 of the Terms and Conditions and provided the Participant does not have a separation from service with the Company prior to the applicable vesting date, the RSUs shall become earned and vested, and shares of Stock will be issued in settlement of vested RSUs, in accordance with the following schedule:

Vesting Terms:

Vesting Date	Shares

Acceleration of Vesting on Change in Control: In the event that a Change in Control of the Company occurs and Participant is terminated by the Company upon or after the Change in Control, the shares of Restricted Stock subject to this Award shall become immediately vested upon the earlier of the Vesting Date(s) or the date of termination.

By signing below, the Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

IN WITNESS WHEREOF, the Company has caused this Award to be executed by its duly authorized officer and the parties hereto, intending to be legally bound, and executed as of the Grant Date written above.
IZEA WORLDWIDE, INC.

By:
Edward H. (Ted) Murphy
Chief Executive Officer
Agreed and Accepted:
PARTICIPANT:

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

The Restricted Stock Unit Award (the “Award”) granted by IZEA Worldwide, Inc. (the “Company”) to the Participant specified in the Notice of Restricted Stock Unit Award (the “Notice”) to which these Terms and Conditions of Restricted Stock Unit Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms. Together, the Notice, these Terms and all exhibits to the Notice and these Terms constitute the “Agreement.” A Prospectus describing the Plan has been delivered to the Participant. The Plan itself is available upon request. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

The Board has approved an Award to the Participant of a number of RSUs of the Company. The Award is conditioned upon the Participant’s acceptance of the provisions set forth in the Notice and these Terms within 60 days after the Notice and these Terms are presented to the Participant for review.

1.Grant of RSUs.

(a)    As of the Grant Date set forth in the Notice, the Company grants to the Participant the number of RSUs set forth in the Notice. Each RSU represents the right to receive one share of the Company’s Common Stock (“Share”) at a future date after the RSU has become earned and vested, subject to the terms and conditions of this Agreement.

(b)    The RSUs covered by this Award shall become earned and vested in accordance with the schedule set forth in the Notice. Each earned and vested RSU shall be settled on the date(s) specified in the Notice by issuance of one Share on or as soon as administratively practicable (but no more than 75 days) after the applicable vesting and/or settlement date specified in the Notice, subject to the requirements of (i) Section 4 (Responsibility for Taxes), and Section 6 (Regulatory Restrictions on the Shares Issued Upon Settlement).

(c)    RSUs constitute an unfunded and unsecured obligation of the Company. The Participant shall not have any rights of a stockholder of the Company with respect to the Shares underlying the RSUs unless and until the RSUs become earned and vested and are settled by the issuance of Shares. Upon issuance of Shares in connection with the settlement of vested RSUs, the Participant shall be the record owner of the Shares unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

(d)    The Participant may designate a beneficiary to receive payment in connection with the RSUs in the event of the Participant’s death in accordance with the Company’s beneficiary designation procedures, as in effect from time to time. If the Participant does not designate a beneficiary, or if the Participant’s designated beneficiary does not survive the Participant, then the Participant’s beneficiary will be the Participant’s estate.

(e)    The RSUs shall not entitle the Participant to receive any dividend equivalents with respect to any cash dividend that is otherwise paid with respect to the Shares.

2.Restrictions. Subject to any exceptions set forth in this Agreement, until such time as the RSUs become earned and vested and are settled in Shares in accordance with Section 1, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the RSUs will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment of consideration by the Company.

3.Cancellation of Rights. If any portion of the RSUs fails to become earned and vested (for example, because the Participant fails to satisfy the vesting conditions specified in the Notice prior to a separation from service with the Company), then such RSUs shall be immediately forfeited as of the date of such failure and all of the Participant’s rights to such RSUs shall immediately terminate without any payment of consideration by the Company.

4.Responsibility for Taxes.

(a)    Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items owed by the Participant is and remains the Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Award or the subsequent sale of Shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

(b)    Prior to vesting of the Award, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Participant authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company or from proceeds of the sale of the Shares. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of Shares that the Participant acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold Shares otherwise deliverable upon vesting, provided that the Company only withholds the number of Shares necessary to satisfy the withholding amount (not to exceed maximum statutory rates).

(c)    Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver Shares in payment of any earned and vested RSUs if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 4.

5.Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of this Agreement, the Prospectus and the Plan, and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this Award.

6.Regulatory Restrictions on the Shares Issued Upon Settlement. Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of Shares with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.
7.Miscellaneous.

    (a)    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

    (b)    Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

    (c)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

    (d)    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

    (e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law, and applicable Federal law.

    (f)    Venue. Any arbitration, legal or equitable action or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Orange County, Florida and no other venue.

    (g)    Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

    (h)    Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Participant, materially impair the Participant’s rights with respect to the Award. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Participant.
    (i)    No Right to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.

    (j)    Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

    (k)    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.